As filed with the Securities and Exchange Commission on January 18, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	59-2022148

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 East Las Olas Boulevard, Suite 800 Fort Lauderdale, Florida	33301

(Address of Principal Executive Offices)	(Zip Code)

BFC Financial Corporation 2005 Stock Incentive Plan

(Full title of the plan)

Alan B. Levan

Chairman, Chief Executive Officer and President

BFC Financial Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

(Name and address of agent for service)

(954) 940-4900

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer

☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Class A Common Stock, par value $0.01 per share(3)	3,500,000	$1.63	$5,705,000	$778.16

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Class A Common Stock which may become issuable under the BFC Financial Corporation 2005 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Class A Common Stock on the OTCQB on January 11, 2013.

(3) Each share of Class A Common Stock registered hereunder includes an associated right to purchase from the registrant one one-hundredth of a share of Series A Junior Participating Preferred Stock for $8.00. These purchase rights are not exercisable until the occurrence of certain prescribed events, none of which has occurred. These purchase rights are, and until the occurrence of any such prescribed event these purchase rights will be, evidenced by the certificates representing the associated shares of Class A Common Stock and may be transferred only with such shares of Class A Common Stock. The value attributable to these purchase rights, if any, is reflected in the value of the associated shares of Class A Common Stock.

Explanatory Note

On December 13, 2012, the shareholders of BFC Financial Corporation (the “Company”) approved an amendment (the “Amendment”) of the Company’s 2005 Stock Incentive Plan (the “Plan”) to increase the maximum number of shares of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), available for grant under the Plan from 6,000,000 shares to 9,500,000 shares. The Company is filing this Registration Statement to register the additional 3,500,000 shares of Class A Common Stock available for grant under the Plan as a result of the Amendment (including the associated Preferred Share Purchase Rights attached thereto).

The additional 3,500,000 shares of Class A Common Stock registered hereunder are of the same class as those securities registered by the Company under its Registration Statements on Form S-8 which were filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2005 (Registration No. 333-127206) and June 5, 2009 (Registration No. 333-333-159805). Pursuant to General Instruction E to Form S-8, the contents of such previously filed Registration Statements on Form S-8 are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated herein by reference:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on March 30, 2012.

(2)	Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on April 18, 2012.

(3)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the Commission on May 15, 2012.

(4)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed with the Commission on August 14, 2012.

(5)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, filed with the Commission on November 14, 2012.

(6)	The Company’s Current Report on Form 8-K, filed with the Commission on April 4, 2012.

(7)	The Company’s Current Report on Form 8-K, filed with the Commission on June 19, 2012.

(8)	The Company’s Current Report on Form 8-K, filed with the Commission on August 3, 2012.

(9)	The Company’s Current Report on Form 8-K, filed with the Commission on August 17, 2012.

(10)	The Company’s Current Report on Form 8-K, filed with the Commission on September 27, 2012.

(11)	Amendment No. 1 to the Company’s September 27, 2012 Current Report on Form 8-K, filed with the Commission on September 28, 2012.

(12)	The Company’s Current Report on Form 8-K, filed with the Commission on October 23, 2012.

(13)	The Company’s Current Report on Form 8-K, filed with the Commission on November 16, 2012.

(14)	The Company’s Current Report on Form 8-K, filed with the Commission on December 4, 2012.

(15)	The Company’s Current Report on Form 8-K, filed with the Commission on December 19, 2012.

(16)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on November 21, 2012, that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(17)	The description of the Company’s Class A Common Stock contained in the Company’s Registration Statements on Form 8-A, filed with the Commission on October 16, 1997 and June 20, 2006.

(18)	The description of the Company’s Preferred Share Purchase Rights contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on September 25, 2009.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not required.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 607.0850 of the Florida Business Corporation Act and the Amended and Restated Articles of Incorporation and Bylaws of the Company provide for indemnification of each of the Company’s directors and officers against claims, liabilities, amounts paid in settlement and expenses if such director or officer is or was a party to any proceeding by reason of the fact that such person is or was a director or officer of the Company or is or was serving as a director or officer of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, which may include liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company carries insurance permitted by the laws of the State of Florida on behalf of directors, officers, employees or agents which covers alleged or actual error or omission, misstatement, misleading misstatement, neglect or breach of fiduciary duty while acting solely as a director or officer of the Company, which acts may also include liabilities under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-4, filed with the Commission on February 2, 2012)

4.2	Rights Agreement, dated as of September 21, 2009, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on September 25, 2009)

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature pages to this Registration Statement)

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on January 18, 2013.

BFC FINANCIAL CORPORATION

By:	/s/ Alan B. Levan
Alan B. Levan,
Chairman, Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Alan B. Levan and John E. Abdo, and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Alan B. Levan Alan B. Levan	Chairman, Chief Executive Officer and President	January 18, 2013

/s/ John E. Abdo John E. Abdo	Vice Chairman	January 18, 2013

/s/ John K. Grelle John K. Grelle	Executive Vice President, Chief Financial Officer and Chief Accounting Officer	January 18, 2013

/s/ D. Keith Cobb D. Keith Cobb	Director	January 18, 2013

SIGNATURE	TITLE	DATE

/s/ Darwin Dornbush Darwin Dornbush	Director	January 18, 2013

/s/ Oscar Holzmann Oscar Holzmann	Director	January 18, 2013

/s/ Jarett Levan Jarett Levan	Executive Vice President and Director	January 18, 2013

/s/ Alan Levy Alan Levy	Director	January 18, 2013

/s/ Joel Levy Joel Levy	Director	January 18, 2013

/s/ William Nicholson William Nicholson	Director	January 18, 2013

/s/ Neil Sterling Neil Sterling	Director	January 18, 2013

/s/ Seth M. Wise Seth M. Wise	Executive Vice President and Director	January 18, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-4, filed with the Commission on February 2, 2012)

4.2	Rights Agreement, dated as of September 21, 2009, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on September 25, 2009)

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature pages to this Registration Statement)